Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(212) 339-3424

INVESTOR RELATIONS
ROBERT TUCKER
(212) 339-0861

STATEMENT FROM FSA HOLDINGS ON FITCH’S DOWNGRADE
OF FSA INC. FROM AAA TO AA+ AND FSA HOLDINGS FROM AA TO A+

RATING WATCH NEGATIVE

New York, New York, May 11, 2009 — Financial Security Assurance Holdings Ltd. (FSA Holdings or the Company) reported today that Fitch Ratings (Fitch) has downgraded its monoline bond insurance subsidiary Financial Security Assurance Inc. (FSA) from AAA to AA+ and FSA Holdings from AA to A+.  The ratings remain on Rating Watch Negative.

In its commentary, Fitch says today’s rating action primarily reflects Fitch’s view of the residual risks retained by FSA following the transfer of its Financial Products (FP) business to parent Dexia.  As part of its sale of FSA to Assured Guaranty Ltd. (Assured), Dexia has agreed to retain FSA’s FP business and to protect FSA/Assured from the credit and liquidity risks associated with this business line through various liquidity lines, guarantees and collateral posting mechanisms. In addition, certain of Dexia’s obligations will be guaranteed on a several basis by the governments of Belgium (rated AA+) and France (rated AAA).  As a consequence, Fitch believes the risk to FSA of the FP business is consistent with a AA+ rating while the financial products portfolio runs off.  Fitch recognizes that FSA remains well-capitalized at its current ratings level, and the transaction is expected to be capital accretive for the merger with Assured.

Robert P. Cochran, Chairman and Chief Executive Officer of FSA Holdings and FSA, said,” We want to underscore that Fitch’s downgrade of FSA to AA+ results from its capping FSA’s rating at a level consistent with the Belgium sovereign guarantee provided in the structure for transferring the FP business to Dexia.  Once the planned acquisition of FSA is complete, FSA will be well capitalized and strongly protected from the Financial Products exposure, which is now approximately $13 billion and will diminish substantially over the next several years.”

Fitch noted that it would resolve the Rating Watch status once the acquisition of FSA was completed, and that, if FSA were to be downgraded in the future, FSA’s IFS rating would be unlikely to fall below AA.

THE COMPANY

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees to clients in the global public finance markets. The principal operating subsidiary is Financial Security Assurance Inc. (FSA). The Company is a member of the Dexia group.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements. In its filings with the Securities and Exchange Commission, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                  expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                  the risks discussed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under “Item 1A. Risk Factors”;

•                  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                  Potential for reduced market appetite for FSA-insured securities due to potential ratings downgrade from Fitch, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services;

•                  the change in creditworthiness of, or the quality of support provided by, the Company’s parent Dexia, on whom the Company relies for credit and liquidity support of the FP business;

•                  market conditions, including the credit quality and market pricing of securities issued;

•                  competitive forces, including the conduct of other financial guaranty insurers and competition from alternative executions;

•                  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                  impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                  changes in accounting principles or practices that may affect the Company’s reported financial results;

•                  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                  downgrade or default of one or more of FSA’s reinsurers;

•                  capacity limitations that may impair investor appetite for FSA-insured obligations;

•                  market spreads and pricing on CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                  other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.